Exhibit 21.1

                        Subsidiaries of Orthologic Corp.

                            Jurisdiction of          Name Under Which Subsidiary
       Name                  Incorporation                  Does Business
       ----                 ---------------          ---------------------------
Sutter Corporation            California                  Sutter Corporation